UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2024
_____________________
KORE Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-40856	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3 Ravinia Drive NE, Suite 500
Atlanta, GA 30346
877- 710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_____________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and Chief Executive Officer Transition

On April 29, 2024, KORE Group Holdings, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”) and Romil Bahl, its President and Chief Executive Officer, had mutually agreed that Mr. Bahl would step down as President and Chief Executive Officer and a member of the Board, effective as of May 3, 2024. This mutual agreement was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Effective May 3, 2024, the Board appointed Ronald Totton to serve as interim President and Chief Executive Officer until a permanent President and Chief Executive Officer has been appointed. Mr. Totton will be employed by the Company as an executive advisor through May 3, 2024, when he will assume the role of Interim President and Chief Executive Officer.

Prior to joining the Company, Mr. Totton, age 52, served as an advisor to Indigo Telecom, a provider of engineering services for owners and operators of digital and network infrastructure, from January 2022 to April 2024. Prior to that, from May 2020 to January 2021, Mr. Totton served as Operating Partner for Financial Services Capital Partners LLP, a private equity firm. From October 2017 to November 2019, Mr. Totton served as Chief Executive Officer for STT Cloud, a public cloud solution provider, and, from September 2010 to October 2017, held various roles at British Telecommunications plc, a telecommunications company. From January 2021 to January 2022 and November 2019 to May 2020, Mr. Totton was an independent management consultant. Mr. Totton studied Economics at McMaster University in Hamilton, Ontario, Canada.

There are no arrangements or understandings between Mr. Totton and any other person pursuant to which he was selected to serve as an officer of the Company. There are also no family relationships between Mr. Totton and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation Arrangements with Ronald Totton

On April 29, 2024, the Company entered into a letter agreement (the “Interim CEO Letter”) with Mr. Totton, governing the terms of his service as the Company’s Interim President and Chief Executive Officer. The Interim CEO Letter will terminate on the earlier of (i) the date on which a new President and Chief Executive Officer has been appointed by the Board and such individual has commenced employment with the Company, (ii) October 29, 2024, and (iii) such earlier date as may be agreed between Mr. Totton and the Board. Subject to the terms and conditions of the Interim CEO Letter, Mr. Totton will receive a salary of $75,000 per month. Under the Interim CEO Letter, Mr. Totton is eligible to receive a restricted stock unit award with respect to 250,000 shares of common stock of the Company (the “RSUs”). The RSU award is a material inducement for Mr. Totton’s employment with the Company. The RSUs were granted by the Compensation Committee of the Board in reliance on the employment inducement exemption under the NYSE’s Listed Company Manual Rule 303A.08. The RSUs were granted outside of the KORE Group Holdings, Inc. 2021 Long-Term Stock Incentive Plan (the “Plan”) (but will be governed by the terms of the Plan as if they were issued under the Plan) pursuant to an RSU award agreement between the Company and Mr. Totton (the “Award Agreement”). Subject to the terms and conditions of the Award Agreement, the RSUs shall vest in full on the earlier of (i) the one-year anniversary of the grant date subject to Mr. Totton’s continuous service from the grant date until the one-year anniversary of the grant date or (ii) the date Mr. Totton’s service with the Company terminates (other than a termination by the Company for Cause (as defined in the Plan) and other than by Mr. Totton’s voluntary resignation that is not in connection with the Company’s appointment of a permanent successor President and Chief Executive Officer other than Mr. Totton).

The foregoing description of the material terms of the Interim CEO Letter is qualified in its entirety by reference to the complete text of the Interim CEO Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company also entered into an indemnification agreement with Mr. Totton in the same form as its standard form of indemnification agreement with its other officers.

General Release with Romil Bahl

In connection with the separation of Mr. Bahl’s employment with the Company, the Company expects to enter into a General Release with Mr. Bahl that will provide Mr. Bahl with benefits consistent with the terms of Mr. Bahl’s Amended and Restated Employment Agreement with the Company, dated November 17, 2021. The material terms of any such General Release entered into between the Company and Mr. Bahl will be disclosed in an applicable subsequent public filing with the Securities and Exchange Commission.

Departure of Louise Winstone

On April 26, 2024, Louise Winstone, Executive Vice President and Chief Human Resources Officer of the Company, notified the Company of her resignation, effective May 24, 2024, to pursue another opportunity. Ms. Winstone’s duties and responsibilities will be assigned to existing Company personnel.

Item 7.01.     Regulation FD Disclosure.

On April 29, 2024, the Company issued a press release announcing the transition and appointments described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information set forth under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement with Ronald Totton, dated April 29, 2024
99.1	Press release dated April 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: April 29, 2024	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Executive Vice President, Chief Legal Officer & Secretary